                          SECURITIES AND EXCHANGE COMMISSION
                                WASHINGTON D.C. 20549

                                     SCHEDULE 14A
                                    (RULE 14a-101)
                       INFORMATION REQUIRED IN PROXY STATEMENT
                     PURSUANT TO SECTION 14(a) OF THE SECURITIES
                                 EXCHANGE ACT OF 1934

Filed by the Registrant /X/
Filed by a Party other than the Registrant / /

Check the appropriate box:
/ /  Preliminary Proxy Statement        / /  Confidential, for Use of the
/X/  Definitive Proxy Statement              Commission Only (as permitted by
/ /  Definitive Additional Materials         Rule 14a-6(e)(2))
/ /  Soliciting Material Pursuant to Rule 14a-11(c) or  Rule 14a-12

                                   COCENSYS, INC.
             -----------------------------------------------------------
                   (Name of Registrant as Specified in its Charter)


             -----------------------------------------------------------
       (Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

Payment of Filing Fee (Check the appropriate box):
/X/  No fee required.
/ /  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.
      1)  Title of each class of securities to which transaction applies:
      2)  Aggregate number of securities to which transaction applies:
      3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11:
      4)  Proposed maximum aggregate value of transaction:
      5)  Total fee paid:
/ /  Fee paid previously with preliminary materials.
/ / Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.
      1)  Amount previously paid:
      2)  Form, Schedule or Registration Statement No.:
      3)  Filing Party:
      4)  Date Filed:

[COCENSYS LOGO]


                                    COCENSYS, INC.
                                 201 Technology Drive
                               Irvine, California 92618


                                                                     May 1, 1998

Dear Stockholder:

      On behalf of CoCensys, Inc. (the "Company"), I cordially invite you to attend the 1998 Annual Meeting of Stockholders, which will begin at 2:00 p.m. on Wednesday, June 10, 1998, at The Sutton Place Hotel, 4500 MacArthur Boulevard, Newport Beach, California. At the meeting, stockholders will be asked to (i) elect three directors to hold office until the 2001 Annual Meeting of Stockholders, (ii) approve an increase of 200,000 shares in the number of shares available for issuance under the Company's 1995 Employee Stock Purchase Plan, and (iii) ratify the selection of Ernst & Young LLP as the Company's independent auditors for the fiscal year ending December 31, 1998. The accompanying Notice and Proxy Statement describe these proposals. Also enclosed with these proxy materials is the Company's 1997 Annual Report. We urge you to read this information carefully.

      The directors and officers of the Company hope that as many stockholders as possible will be present at the meeting. BECAUSE THE VOTE OF EACH STOCKHOLDER IS IMPORTANT, WE ASK THAT YOU SIGN AND RETURN THE ENCLOSED PROXY CARD IN THE ENVELOPE PROVIDED, WHETHER OR NOT YOU NOW PLAN TO ATTEND THIS MEETING. This will not limit your right to attend the meeting or to change your vote at the meeting.

      We appreciate your cooperation and interest in the Company. To assist us in preparation for the meeting, please return your proxy card at your earliest convenience.

                                        Sincerely yours,



                                        /s/
                                        LOWELL E. SEARS
                                        Chairman of the Board

                                    COCENSYS, INC.
                                 201 Technology Drive
                               Irvine, California 92618

                    NOTICE OF 1998 ANNUAL MEETING OF STOCKHOLDERS
                             TO BE HELD ON JUNE 10, 1998

TO THE STOCKHOLDERS OF COCENSYS, INC.:

NOTICE IS HEREBY GIVEN that the 1998 Annual Meeting of Stockholders of CoCensys, Inc., a Delaware corporation (the "Company"), will be held on Wednesday, June 10, 1998, at 2:00 p.m., local time, at The Sutton Place Hotel, 4500 MacArthur Boulevard, Newport Beach, California for the following purposes:

      1. To elect three directors to hold office until the 2001 Annual Meeting of Stockholders;

      2. To approve an increase of 200,000 shares in the number of shares available for issuance under the Company's 1995 Employee Stock Purchase Plan;

      3. To ratify the selection of Ernst & Young LLP as independent auditors of the Company for its fiscal year ending December 31, 1998; and

      4. To transact such other business as may properly come before the meeting or any adjournment thereof.


The foregoing items of business are more fully described in the Proxy Statement accompanying this Notice. The Board of Directors has fixed the close of business on April 15, 1998, as the record date for the determination of stockholders entitled to notice of and to vote at this Annual Meeting and at any adjournment thereof.

                                   By Order of the Board of Directors,


                                   /s/
                                   ROBERT R. HOLMEN
                                   Secretary
Irvine, California
May 1, 1998

--------------------------------------------------------------------------------
ALL STOCKHOLDERS ARE CORDIALLY INVITED TO ATTEND THE MEETING IN PERSON. WHETHER OR NOT YOU EXPECT TO ATTEND THE MEETING, PLEASE COMPLETE, DATE, SIGN AND RETURN THE ENCLOSED PROXY AS PROMPTLY AS POSSIBLE IN ORDER TO ENSURE YOUR REPRESENTATION AT THE MEETING. A RETURN ENVELOPE (WHICH IS POSTAGE PREPAID IF MAILED IN THE UNITED STATES) IS ENCLOSED FOR THAT PURPOSE. EVEN IF YOU HAVE GIVEN YOUR PROXY, YOU MAY STILL VOTE IN PERSON IF YOU ATTEND THE MEETING.
PLEASE NOTE, HOWEVER, THAT IF A BROKER, BANK OR OTHER NOMINEE IS THE RECORD HOLDER OF YOUR SHARES AND YOU WISH TO VOTE AT THE MEETING, YOU MUST OBTAIN FROM THE RECORD HOLDER A PROXY ISSUED IN YOUR NAME.
--------------------------------------------------------------------------------

                                    COCENSYS, INC.
                                 201 TECHNOLOGY DRIVE
                               IRVINE, CALIFORNIA 92618

                                   PROXY STATEMENT
                         1998 ANNUAL MEETING OF STOCKHOLDERS
                               TO BE HELD JUNE 10, 1998

                    INFORMATION CONCERNING SOLICITATION AND VOTING

GENERAL

     The enclosed proxy is solicited on behalf of the Board of Directors of CoCensys, Inc., a Delaware corporation ("CoCensys" or the "Company"), for use at its 1998 Annual Meeting of Stockholders (the "Annual Meeting"), or at any adjournment or postponement thereof, for the purposes set forth in this proxy statement and in the accompanying Notice of Annual Meeting. The Annual Meeting will be held at The Sutton Place Hotel, 4500 MacArthur Boulevard, Newport Beach, California, on June 10, 1998, at 2:00 p.m. local time. The Company intends to mail this proxy statement and accompanying proxy card on or about May 1, 1998 to all stockholders entitled to vote at the Annual Meeting.

SOLICITATION

     The Company will bear the entire cost of solicitation of proxies including preparation, assembly, printing and mailing of this proxy statement, the proxy and any additional information furnished to stockholders. Copies of solicitation materials will be furnished to banks, brokerage houses, fiduciaries and custodians holding in their names shares of Company common stock ("Common Stock") beneficially owned by others to forward to such beneficial owners. The Company may reimburse persons representing beneficial owners of Common Stock for their costs of forwarding solicitation materials to such beneficial owners. Original solicitation of proxies by mail may be supplemented by telephone, telegram or personal solicitation by directors, officers or other regular employees of the Company. No additional compensation will be paid to directors, officers or other regular employees for such services.

VOTING RIGHTS AND OUTSTANDING SHARES

     Only holders of record of Common Stock at the close of business on April 15, 1998 (the "Record Date"), will be entitled to notice of and to vote at the Annual Meeting. At the close of business on the Record Date, the Company had outstanding and entitled to vote 22,960,825 shares of Common Stock. Each holder of record of Common Stock on such date will be entitled to one vote for each share held on all matters to be voted upon at the Annual Meeting.

     The inspector of election appointed for the meeting will separately tabulate affirmative and negative votes, abstentions and broker non-votes. Abstentions will be counted toward the tabulation of votes cast on proposals presented to the stockholders and will have the same effect as negative votes. Broker non-votes are counted toward a quorum, but are not counted for any purpose in determining whether a matter has been approved.

REVOCABILITY OF PROXIES

     Any person giving a proxy pursuant to this solicitation has the power to revoke it at any time before it is voted. It may be revoked by filing with the Secretary of the Company, at the Company's principal executive office, 201 Technology Drive, Irvine, California 92618, a written notice of revocation or a duly executed proxy bearing a later date, or it may be revoked by attending the meeting and voting in person. Attendance at the meeting will not, by itself, revoke a proxy.


                                          1.

STOCKHOLDER PROPOSALS

     Proposals of stockholders that are intended to be presented at the Company's 1999 Annual Meeting of Stockholders must be received by the Company on or before January 2, 1999, in order to be included in the proxy statement relating to that meeting.


                                      PROPOSAL 1
                                ELECTION OF DIRECTORS

     The Company's Amended and Restated Certificate of Incorporation, as amended, and its Bylaws provide that the Board of Directors shall be divided into three classes of directors, with each class having a three-year term. Vacancies on the Board may be filled by persons elected by either the holders of a majority of the voting power of the then outstanding shares of stock of the Company entitled to vote generally in the election of directors voting together as a class or by a majority of the remaining directors. Newly created directorships resulting from any increase in the number of directors shall, unless the Board of Directors determines by resolution that any such newly created directorship shall be filled by the stockholders, be filled only by a majority vote of the directors then in office. A director elected by the Board to fill a vacancy created by an increase in the Board of Directors shall serve for the remainder of the full term of the class of directors in which the vacancy occurred and until such director's successor is elected and has qualified.

     The Board of Directors presently is composed of eight members. There are three directors in the class whose term of office expires at the Annual Meeting:
Kelvin W. Gee, Ph.D., Robert G. McNeil, Ph.D. and Lowell E. Sears, each of whom was previously elected to the Board by the stockholders. The Board has nominated Dr. Gee, Mr. Sears and a new candidate, Robert L. Roe, M.D., as candidates for election to the Board; if elected at the Annual Meeting, each of the nominees would serve until the 2001 Annual Meeting of Stockholders and until his successor is elected and has qualified, or until such director's earlier death, resignation or removal.

     Directors are elected by a plurality of the votes present in person or represented by proxy and entitled to vote at the meeting. Shares represented by executed proxies will be voted, if authority to do so is not withheld, for the election of Drs. Gee and Roe and Mr. Sears, the three nominees named in this proxy statement. If any nominee should be unavailable for election as a result of an unexpected occurrence, such shares will be voted for the election of such substitute nominee as management may propose. Each person nominated for election has agreed to serve if elected, and management has no reason to believe that any nominee will be unable to serve.

     Set forth below is biographical information, including age as of the Record Date, for each person nominated and each person whose term of office as a director will continue after the Annual Meeting.

NOMINEES FOR ELECTION FOR THREE-YEAR TERMS EXPIRING AT THE 2001 ANNUAL MEETING

CLASS III DIRECTORS

KELVIN W. GEE, PH.D.

Dr. Gee, 45, co-founded CoCensys in February 1989 and has been a director since that time. He also served as Chairman of the Board of the Company from inception until October 1991. He has served as the Company's Chief Scientific Officer on a consulting basis since October 1991. Since July 1996, Dr. Gee has been a Professor of Pharmacology at the University of California, Irvine, College of Medicine. From January 1992 to July 1996, Dr. Gee was an Associate Professor of Pharmacology at the same institution. From July 1985 to January 1992, Dr. Gee was an Assistant and then Associate Professor of Pharmacology at the University of Southern California. Dr. Gee received his Ph.D. in Pharmacology and Toxicology from the University of California, Davis in 1981.


                                          2.

ROBERT L. ROE, M.D.

Dr. Roe, 57, has served since 1996 as Executive Vice President, Chief Operating Officer and a director of Cytel Corporation, a biotechnology company. From 1995 to 1996, Dr. Roe served as Executive Vice President, Chief Operating Officer and a director of Chugai Biopharmaceuticals, Inc., a subsidiary of Chugai Pharmaceuticals Co., Ltd., of Japan, and from 1976 to 1995, Dr. Roe served in a number of positions at Syntex Corporation, a pharmaceutical company, the most recent of which was President, Development Research Division, and Senior Vice President. Dr. Roe received his M.D. from the University of California, San Francisco School of Medicine and his B.A. in Biological Sciences with Honors from Stanford University. Dr. Roe is a Fellow of the American College of Physicians and the American College of Rheumatology.

LOWELL E. SEARS

Mr. Sears, 47, has served as a director of the Company since November 1994 and as Chairman of the Board since June 1995. He is the Chairman and Chief Executive Officer of Sears Capital Management, Inc., a private holding and investment company. From 1988 to April 1994, he was Chief Financial Officer of Amgen, Inc., a biotechnology company. In addition to his role as Chief Financial Officer of Amgen, Mr. Sears served from 1992 to 1994 as Senior Vice President, responsible for the Asia-Pacific region. In this role, he established development, marketing and sales capabilities in a number of countries, including Japan and the People's Republic of China. He also served as Chief Executive Officer for the joint venture Kirin-Amgen Inc. Mr. Sears is a director of Techne Corporation, Neose Technologies, Inc., Dendreon, Inc. and Integrated Biosystems, Inc. Mr. Sears holds a B.A. in Economics from Claremont McKenna College and an M.B.A. from Stanford University.

DIRECTORS CONTINUING IN OFFICE UNTIL THE 1999 ANNUAL MEETING

CLASS I DIRECTORS

JAMES C. BLAIR, PH.D.

Dr. Blair, 58, has served as a director of the Company since August 1990. He has been a general partner of Domain Associates, a venture capital management company, since July 1985. Dr. Blair is a director of Amylin Pharmaceuticals, Inc., Aurora Biosciences Corporation, Cytovia, Inc., Dura Pharmaceuticals, Inc., Gensia-Sicor, Inc., Trega Biosciences, Inc., and Vista Medical Technologies, Inc. Dr. Blair holds a B.S.E. in Electrical Engineering from Princeton University and M.S.E. and Ph.D. degrees in Electrical Engineering from the University of Pennsylvania.

ALAN C. MENDELSON

Mr. Mendelson, 50, has served as a director of the Company since April 1994 and served as Secretary of the Company from July 1990 to December 1997. He has been a partner of Cooley Godward LLP, a private law firm and counsel to the Company, since 1980, and served as managing partner of its Palo Alto office from May 1990 through March 1995 and from November 1996 to November 1997. Mr. Mendelson also served as Acting General Counsel of Cadence Design Systems, Inc., an electronic design automation software company, from November 1995 to June 1996. Mr. Mendelson is currently a director of Acuson Corporation and Isis Pharmaceuticals, Inc. Mr. Mendelson received his J.D. from Harvard University in 1973.


                                          3.

ECKARD WEBER, M.D.

Dr. Weber, 48, was elected to the Board of Directors of CoCensys in June 1994 pursuant to the terms of the agreement governing the Company's acquisition of Acea Pharmaceuticals, Inc. Since January 1998, Dr. Weber has been a director and President and Chief Executive Officer of Cytovia, Inc., which was founded by CoCensys and Dr. Weber to develop and commercialize proprietary drug screening technology in the field of apoptosis or programmed cell death. He was the Company's Senior Vice President, Research and Drug Discovery, from November 1995 through December 1997, and he has been a Professor of Pharmacology at the University of California, Irvine since 1989. Dr. Weber received his Doctor of Medicine degree from the University of Ulm School of Medicine, West Germany. He also completed his internship at the University Hospital, University of Ulm School of Medicine.

DIRECTORS CONTINUING IN OFFICE UNTIL THE 2000 ANNUAL MEETING

CLASS II DIRECTORS

F. RICHARD NICHOL, PH.D.

Dr. Nichol, 56, joined the Company as its President, Chief Executive Officer and a director in January 1997. From October 1995 until joining CoCensys, Dr. Nichol was a consultant providing clinical research and clinical data management expertise to biopharmaceutical and pharmaceutical organizations through his firm, Nichol Clinical Technologies Corporation. From 1975 until October 1995, he was co-founder, President, Chief Executive Officer and a director (including serving as Chairman of the Board from 1983 to 1990) of IBRD, Inc., which has since become IBRD - Rostrum Global, Inc., a contract clinical research organization. Dr. Nichol served as a Senior Research Scientist specializing in virology at the Upjohn Company from 1967 until 1975. Dr. Nichol is a director of Cytovia, Inc., and of G Recordings. He earned his B.S. in Science, his M.S. in Microbiology/Biophysics and his Ph.D. in Microbiology from Pennsylvania State University.

TIMOTHY J. RINK, M.D.

Dr. Rink, 51, has served as a director of the Company since August 1990. Dr. Rink is Chairman of the Board of Directors, Chief Executive Officer and President of Aurora Biosciences Corporation. From February 1990 until November 1995, he served as President, Chief Technical Officer and as a director of Amylin Pharmaceuticals, Inc., a pharmaceutical company. From 1984 to January 1990, he served as Vice President, Research (U.K.) for SmithKline Beecham, plc. From 1988 to February 1990, he was a founding member of the Emerging Technologies Committee of the Prime Minister's Advisory Council of Science and Technology in the United Kingdom. Dr. Rink is currently a director of NPS Pharmaceuticals, Inc. He received his M.D. and Sc.D. degrees from the University of Cambridge.

                          THE BOARD OF DIRECTORS RECOMMENDS
                        A VOTE IN FAVOR OF EACH NAMED NOMINEE.


BOARD COMMITTEES AND MEETINGS

     During the fiscal year ended December 31, 1997, the Board of Directors held eight meetings. The Board has standing Audit, Compensation and Nominating Committees.

     The Audit Committee performs the following functions: it meets with the Company's independent auditors at least annually to review the results of the annual audit and discuss the financial statements; it recommends to the Board whether the independent auditors should be retained; and it receives and considers the auditors' comments as to controls, adequacy of staff and management performance and procedures in connection with audit and financial controls. The Audit Committee, which is currently composed of two non-employee directors, Messrs. Sears and Mendelson, met twice during the fiscal year ended December 31, 1997.


                                          4.

     The Compensation Committee sets the Company's compensation policies, evaluates the performance and determines the compensation of executive officers and performs such other functions regarding compensation as the Board may delegate. The Compensation Committee met twice during the fiscal year ended December 31, 1997. It is currently composed of four non-employee directors:
Drs. Blair, McNeil and Rink and Mr. Sears. A Non-Officer Stock Option Administration Committee, currently composed of Dr. Nichol, was established in August 1995. Such Committee is authorized to make stock option grants covering up to 15,000 shares each under the Company's stock option plans to non-officer employees of the Company. Such Committee acted 12 times during fiscal 1997.

     The Nominating Committee interviews, evaluates, nominates and recommends individuals for membership on the Board and committees thereof and nominates specific individuals to be elected as officers of the Company by the Board. No procedure has been established for the consideration of nominees recommended by stockholders. The Nominating Committee is currently composed of four non-employee directors: Drs. Blair and McNeil and Messrs. Mendelson and Sears. It did not meet during the fiscal year ended December 31, 1997.

     During the fiscal year ended December 31, 1997, each Board member attended 75 percent or more of the aggregate of the meetings of the Board and of the committees on which he served that were held during the period for which he was a director or committee member, respectively.


                                      PROPOSAL 2
                  APPROVAL OF AN INCREASE IN SHARES AVAILABLE UNDER
                   THE COMPANY'S 1995 EMPLOYEE STOCK PURCHASE PLAN

     In March 1995, the Company's Board of Directors adopted the Company's 1995 Employee Stock Purchase Plan (the "Plan"), authorizing the issuance of 350,000 shares of the Company's Common Stock pursuant to purchase rights (each, an "Offering") granted to employees of the Company. In June 1995, the Company's stockholders approved adoption of the Plan. As of December 31, 1997, an aggregate of 243,373 shares had been issued under the Plan and only 106,627 shares remained available for grant of future rights under the Plan. The Board of Directors of the Company has adopted an amendment to the Plan, subject to stockholder approval, to increase the number of shares authorized for issuance under the Plan by 200,000 shares to an aggregate of 550,000 shares (the "Amendment").

     Under this Proposal 2, the stockholders are requested to approve the Amendment to the Plan. The affirmative vote of the holders of a majority of the shares present in person or represented by proxy and entitled to vote at the meeting will be required to approve the Amendment. Abstentions will be counted toward the tabulation of votes cast on this proposal and will have the same effect as negative votes. Broker non-votes are counted towards a quorum, but are not counted for any purpose in determining whether this matter has been approved.

           THE BOARD OF DIRECTORS RECOMMENDS A VOTE IN FAVOR OF PROPOSAL 2.

PURPOSE OF THE PLAN

     The Plan was adopted by the Board to provide a means by which employees of the Company are given an opportunity to purchase stock in the Company, to assist in retaining the services of its employees, to secure and retain the services of new employees and to provide incentives for such persons to exert maximum efforts for the success of the Company. The Amendment is intended to ensure that the Company can continue to provide such incentives at levels determined appropriate by the Board.

ADMINISTRATION

     The Board administers the Plan. The Board has the power to construe and interpret the Plan and, subject to the provisions of the Plan, to determine when and how rights to purchase Common Stock will be granted and the


                                          5.

provisions of each offering of such rights. The Board is authorized to delegate administration of the Plan to a committee composed of not less than two members of the Board and has delegated administration of the Plan to the Compensation Committee. References in this discussion to the "Board" refer both to the Board and the Compensation Committee.

OFFERINGS

     The Plan is implemented by Offerings to all eligible employees from time to time by the Board. Generally, each Offering is of 24 months' duration (the "Offering Period"). The initial Offering commenced June 1, 1995, and completed June 30, 1997; during that Offering Period, the Company issued 199,943 shares of Common Stock under the Plan. The second Offering Period commenced July 1, 1997, and is scheduled to run through June 30, 1999; in the first six months of the second Offering Period, the Company issued 43,430 shares under the Plan.

ELIGIBILITY AND PARTICIPATION

     Any person employed by the Company for at least 20 hours per week and at least five months per calendar year, subject to an initial waiting period as required by the Board from time to time (but not to exceed two years), is eligible to participate in Offerings under the Plan unless otherwise determined by the Board. The initial waiting period for the first two Offerings is six months; all of the Company's 91 employees are or will be eligible to participate in the Plan upon satisfaction of the six-month service period. The Board may provide that, if an employee becomes eligible to participate in the Plan during the course of an Offering, the employee may enroll in that Offering on specified dates. Such employee's rights will have the same characteristics as any rights originally granted under that Offering, except that (i) the Offering Date (as defined below) will be the date such rights are granted for purposes of determining the purchase price and (ii) the Offering Period for such rights will begin on such employee's Offering Date and end coincident with the end of such Offering.

     Notwithstanding the foregoing, no employee is eligible for the grant of any rights under the Plan if, immediately after such grant, the employee would own, directly or indirectly, stock possessing five percent or more of the total combined voting power or value of all classes of stock of the Company or of any parent or subsidiary (including any stock which such employee may purchase under all outstanding rights and options), nor will any employee be granted rights that would permit him or her to buy more than $25,000 worth of stock (determined at the fair market value of the shares at the time such rights are granted) under all employee stock purchase plans of the Company in any calendar year.

     Eligible employees become participants in the Plan by delivering to the Company, prior to the date or dates selected by the Board as the offering date (each, an "Offering Date") for the Offering, an agreement authorizing payroll deductions of up to 10% of such employee's earnings during the Offering Period.

PURCHASE OF STOCK

     By executing an agreement to participate in the Plan, the employee is entitled to purchase shares under the Plan. In connection with Offerings made under the Plan, the Board specifies a maximum number of shares any employee may be granted the right to purchase and the maximum aggregate number of shares that may be purchased pursuant to such Offering by all participants. If the participants elect to purchase an aggregate number of shares in the Offering in excess of the maximum aggregate number established by the Board, the Board will make a pro rata allocation of shares available in a uniform and equitable manner. Unless the employee's participation is discontinued, his or her right to purchase shares is exercised automatically on each Purchase Date at the applicable price. See "Withdrawal" below. Notwithstanding the foregoing, no stock will be purchased under the Plan unless shares issuable under the Plan are covered by an effective registration statement under the Securities Act of 1933.

     The price per share at which shares are purchased for an employee in an Offering under the Plan is the lower of (1) 85% of the fair market value of a share of Common Stock on such employee's Offering Date or (2) 85% of the fair market value of a share of Common Stock on the date of purchase (each, a "Purchase Date"). The purchase price of the shares is accumulated by payroll deductions over the Offering Period. After the beginning of any


                                          6.

Offering, a participant may change or terminate his or her payroll deductions or begin such payroll deductions only to the extent specified by the Board for such Offering. All payroll deductions made for a participant are credited to his or her account under the Plan and deposited with the general funds of the Company. A participant may not make any additional payments into such account.

WITHDRAWAL AND TERMINATION OF EMPLOYMENT

     While each participant in the Plan is required to sign an agreement authorizing payroll deductions, the participant may withdraw from a given Offering by terminating his or her payroll deductions and by delivering to the Company a notice of withdrawal from the Plan. Such withdrawal may be elected at any time other than the 10 days immediately preceding a Purchase Date.

     Following any withdrawal from an Offering by the employee, the Company will distribute to the employee his or her accumulated payroll deductions without interest, and such employee's participation in the Offering will be automatically terminated. The employee is not entitled to again participate in such Offering. An employee's withdrawal from an Offering will not have any effect upon such employee's eligibility to participate in subsequent Offerings under the Plan.

     Rights granted pursuant to any Offering under the Plan terminate immediately upon cessation of an employee's employment for any reason, and the Company will distribute to such employee all of his or her accumulated payroll deductions at that time, without interest.

RESTRICTION ON TRANSFER

     Rights granted under the Plan are not transferable and may be exercised only by the person to whom such rights are granted.

DURATION, AMENDMENT AND TERMINATION

     The Board may suspend or terminate the Plan at any time. Unless terminated earlier, the Plan will terminate on December 31, 2004.

     The Board may amend the Plan at any time. Any amendment of the Plan must be approved by the stockholders within 12 months of its adoption by the Board if the amendment would (i) modify the requirements as to eligibility for participation in the Plan; (ii) increase the number of shares reserved for rights under such Plan; or (iii) modify any other provision of the Plan in a manner that would materially increase the benefits accruing to participants under the Plan, if such approval is required in order to comply with requirements of Rule 16b-3 under the Securities Exchange Act of 1934, as amended (the "Exchange Act").

     Rights granted before amendment or termination of the Plan will not be altered or impaired by any amendment or termination of the Plan without consent of the person to whom such rights were granted.

ADJUSTMENT PROVISIONS

     If there is any change in the stock subject to the Plan or subject to any rights granted under the Plan (through merger, consolidation, reorganization, recapitalization, stock dividend, stock split, change in corporate structure or otherwise), the Plan and rights outstanding thereunder will be appropriately adjusted as to the class and the maximum number of shares subject to the Plan and the class, number of shares and price per share of stock subject to such outstanding rights.

     In the event of a dissolution or liquidation of the Company, a merger or consolidation in which the Company is not the surviving corporation, a reverse merger in which the Company is the surviving corporation but the shares of Common Stock outstanding immediately preceding the merger are converted by virtue of the merger into other property, whether in the form of securities, cash or otherwise, or any other capital reorganization in which more


                                          7.

than 50% of the shares of the Company entitled to vote are exchanged, then, as determined by the Board in its sole discretion, any successor corporation may assume such outstanding rights or substitute similar rights for those outstanding under the Plan, such rights may continue in full force and effect or participants' accumulated payroll deductions may be used to purchase Common Stock immediately prior to the transaction described above and the participant's rights under the ongoing Offering terminated.

FEDERAL INCOME TAX INFORMATION

     Participation in the Plan is intended to qualify for the favorable federal tax treatment accorded employee stock purchase plans under Section 423 of the Internal Revenue Code of 1986, as amended (the "Code"). Under these provisions, a participant will be taxed on amounts withheld as if actually received. Other than this, no income will be taxable to a participant until disposition of the shares acquired, and the method of taxation will depend upon the period that the employee holds the shares.

     If the stock is disposed of at least two years after the beginning of the Offering Period and at least one year after the stock is transferred to the participant, the lesser of (i) the excess of the fair market value of the stock at the time of such disposition over the price paid for the stock or (ii) the excess of the fair market value of the stock as of the beginning of the Offering Period over the purchase price (determined as of the beginning of the Offering Period) will be treated as ordinary income. Any further gain or any loss will be taxed as a mid-term or long-term capital gain or loss. Such capital gains currently are generally subject to lower tax rates than ordinary income.

     If the stock is sold or disposed of before the expiration of either of the holding periods described above, then the excess of the fair market value of the stock on the exercise date over the exercise price will be treated as ordinary income at the time of such disposition. The balance of any gain will be treated as capital gain. Even if the stock is later disposed of for less than its fair market value on the exercise date, the same amount of ordinary income is attributed to the participant, and a capital loss is recognized equal to the difference between the sales price and the fair market value of the stock on such exercise date. Any capital gain or loss will be short-term, mid-term or long-term depending on how long the stock has been held.

     There are no federal income tax consequences to the Company by reason of the grant or exercise of rights under the Plan. The Company is entitled to a deduction to the extent such amounts are taxed as ordinary income to a participant (subject to the requirement of reasonableness, the provisions of Section 162(m) of the Code and the satisfaction of a tax reporting obligation).

PLAN BENEFITS

     Participation in the Plan is voluntary; no benefits under the Plan are allocated specifically to any employee. During 1997, shares were purchased in the amounts and at the average prices per share under the Plan by each of the executive officers named in the Summary Compensation Table later in this proxy statement, all executive officers as a group, and all employees (other than executive officers) as follows:

                                               NUMBER OF SHARES   AVERAGE PRICE
PARTICIPANT                                    PURCHASED IN 1997     PER SHARE
-----------                                    -----------------     ---------
F. Richard Nichol, Ph.D.                                 0              n/a
Joann L. Data, M.D., Ph.D.                           2,490           $ 2.87
Peter E. Jansen                                      1,563           $ 2.87
Nancy C. Lan, Ph.D.                                  4,522           $ 2.78
Eckard Weber, M.D.                                       0              n/a

Executive Officers as a group (six persons)          8,575           $ 2.83

All Employees (other than Executive Officers)       82,325           $ 2.75


                                          8.

                                      PROPOSAL 3
                  RATIFICATION OF SELECTION OF INDEPENDENT AUDITORS

     The Board of Directors has selected Ernst & Young LLP as the Company's independent auditors for the fiscal year ending December 31, 1998, and has further directed that management submit the selection of independent auditors for ratification by the stockholders at the Annual Meeting. Ernst & Young LLP has audited the Company's financial statements since its inception in 1989. Representatives of Ernst & Young LLP are expected to be present at the Annual Meeting, at which time they will have an opportunity to make a statement if they so desire and will be available to respond to appropriate questions.

     Stockholder ratification of the selection of Ernst & Young LLP as the Company's independent auditors is not required by the Company's Bylaws or otherwise. However, the Board is submitting the selection of Ernst & Young LLP to the stockholders for ratification as a matter of good corporate practice. If the stockholders fail to ratify the selection, the Board will reconsider whether or not to retain that firm. Even if the selection is ratified, the Board in its discretion may direct the appointment of a different independent accounting firm at any time during the year if the Board determines that such a change would be in the best interests of the Company and its stockholders.

     The affirmative vote of the holders of a majority of the shares present in person or represented by proxy and entitled to vote at the meeting will be required to ratify the selection of Ernst & Young LLP.

           THE BOARD OF DIRECTORS RECOMMENDS A VOTE IN FAVOR OF PROPOSAL 3





                                          9.

                                      MANAGEMENT

     Set forth below is information regarding current executive officers of the Company, including age as of the Record Date:

NAME                               POSITION WITH THE COMPANY
----                               -------------------------
F. Richard Nichol, Ph.D.           President and Chief Executive Officer

Joann L. Data, M.D., Ph.D.         Executive Vice President, Product Development and Regulatory Affairs

Peter E. Jansen                    Vice President and Chief Financial Officer

Robert R. Holmen                   General Counsel

Nancy C. Lan, Ph.D.                Vice President, Scientific Affairs and Intellectual Property

Kelvin W. Gee, Ph.D.               Chief Scientific Officer

Biographical information about Drs. Nichol and Gee is set forth under PROPOSAL 1 above.

     Dr. Data, 53, has been the Company's Executive Vice President, Product Development and Regulatory Affairs, since January 1998. Dr. Data joined the Company in September 1996 as Senior Vice President, Regulatory Affairs, and was promoted to Senior Vice President, Clinical Development and Regulatory Affairs, in March 1997. From 1990 until 1996, Dr. Data held several positions at The Upjohn Company, a pharmaceutical company, the most recent of which was Corporate Vice President for Worldwide Pharmaceutical Regulatory Affairs and Project Management. Previously, she held a number of positions at Hoffmann-La Roche, including Vice President of Clinical Research and Development, from 1985 to 1990. Dr. Data has been an adjunct assistant professor in medicine and pharmacology at Duke University Medical Center since 1982 and at Cornell Medical Center since 1986. She earned her M.D. from Washington University School of Medicine and her Ph.D. in Pharmacology from Vanderbilt University.

     Mr. Jansen, 61, joined the Company as Vice President and Chief Financial Officer in August 1996. During 1996, he served as Founder, President and Chief Executive Officer of Phytomedica Health Products, Inc. ("Phytomedica"), which was engaged in the research and development of plant-derived pharmaceuticals. From 1992 to 1996, Mr. Jansen was Senior Vice President and Chief Financial Officer for Genelabs Technologies, Inc., a biotechnology company. From 1975 to 1991, he held several executive finance positions, including Assistant Corporate Treasurer, at Abbott Laboratories. Mr. Jansen received his B.A. in Business Administration from Escola de Administracao de Empresas de Sao Paulo, Brazil, and his M.B.A. from Baylor University, where he was a Fulbright scholar. In 1996, Mr. Jansen filed a petition under Chapter 7 of the Federal Bankruptcy Code. The personal bankruptcy, which was discharged in December 1996, resulted from personal obligations incurred to finance Phytomedica.

     Mr. Holmen, 34, joined the Company as General Counsel in November 1997 and has served as Secretary of the Company since December 1997. From March 1994 to October 1997, he served as Corporate Counsel of National Education Corporation ("NEC"), a publicly traded Irvine-based company. Before joining NEC in 1994, Mr. Holmen was an associate at the law firms of Morrison & Foerster and Latham & Watkins. He received his B.S. in electrical engineering from Stanford University and his J.D. from Boalt Hall School of Law at the University of California, Berkeley.


                                         10.

     Dr. Lan, 51, co-founded the Company in February 1989 and has served as its Vice President, Scientific Affairs and Intellectual Property since August 1996. She also served as Director of Research and Development from August through October 1992 and Executive Director of Research and Development from October 1992 to January 1993 when she was named as Vice President, Research and Drug Discovery. Dr. Lan is an Adjunct Professor at the University of California, Irvine, Department of Pharmacology. From 1987 to August 1992, she was a Research Associate Professor of Molecular Pharmacology and Toxicology at the University of Southern California School of Pharmacy. From July 1989 to August 1992, she was the Principal Investigator for research sponsored by the Company at the University of Southern California.

            SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

     The following table sets forth certain information regarding the ownership of the Company's Common Stock as of March 31, 1998 by the following stockholders: (i) each director and nominee for director; (ii) each of the executive officers named in the Summary Compensation Table later in this proxy statement; (iii) all executive officers and directors of the Company as a group; and (iv) all those known by the Company to be beneficial owners of more than five percent of the Company's Common Stock.

                                                        NUMBER          PERCENT
BENEFICIAL OWNER(1)                                     OF SHARES       OF TOTAL
----------------                                        ---------       --------
Entities Affiliated with Sanderling Ventures(2)
  2730 Sand Hill Road, Suite 200
  Menlo Park, California 94025 . . . . . . . . . . . . .2,577,805         11.2
Novartis AG(3)
  Schwarzwaldallee 215
  CH402 Basel, Switzerland . . . . . . . . . . . . . . .2,543,902         11.1
Entities Affiliated with Domain Associates(4)
  One Palmer Square
  Princeton, New Jersey 08542. . . . . . . . . . . . . .1,247,451          5.4
Robert G. McNeil, Ph.D.(2)
  c/o Sanderling Ventures, above . . . . . . . . . . . .2,738,153         11.8
James C. Blair, Ph.D.(4)
  c/o Domain Associates, above . . . . . . . . . . . . .1,284,718          5.5
Joann L. Data, M.D., Ph.D.(5). . . . . . . . . . . . . . . 55,823            *
Kelvin W. Gee, Ph.D.(6). . . . . . . . . . . . . . . . . .531,286          2.3
Peter E. Jansen(7) . . . . . . . . . . . . . . . . . . . . 50,642            *
Nancy C. Lan, Ph.D.(8) . . . . . . . . . . . . . . . . . .261,935          1.1
Alan C. Mendelson(9) . . . . . . . . . . . . . . . . . . . 65,806            *
F. Richard Nichol, Ph.D.(10) . . . . . . . . . . . . . . .173,700            *
Timothy J. Rink, M.D.(11). . . . . . . . . . . . . . . . . 56,000            *
Robert L. Roe, M.D.. . . . . . . . . . . . . . . . . . . . . . .0            *
Lowell E. Sears(12). . . . . . . . . . . . . . . . . . . . 87,083            *
Eckard Weber, M.D.(13) . . . . . . . . . . . . . . . . . .630,002          2.7

All executive officers and directors
  as a group (12 persons)(14). . . . . . . . . . . . . .5,935,148         24.4

----------------------------
*  Less than one percent.

(1) The table is based on information supplied by officers, directors and principal stockholders and on Schedules 13D and 13G filed with the Securities and Exchange Commission ("SEC"). Applicable percentages are based on 22,934,825 shares outstanding on March 31, 1998, adjusted as required by SEC rules and regulations.

                                         11.

(2) Shares held by entities affiliated with Sanderling Ventures consist of the following shares: (i) 380,546 shares held by Sanderling Venture Partners II, L.P.; (ii) 190,124 shares held by Sanderling Ventures Limited, L.P.; (iii) 190,634 shares held by Sanderling Biomedical, L.P.;
       (iv) 868,132 shares held by Sanderling Venture Partners III, L.P. ("SVP III") and 69,834 shares issuable to SVP III on exercise of warrants; (v) 179,601 shares held by Sanderling III Biomedical, L.P. ("SB III") and 12,036 shares issuable to SB III on exercise of warrants; (vi) 465,247 shares held by Sanderling III Limited, L.P. ("Sanderling III") and 36,175 shares issuable to Sanderling III on exercise of warrants; and
       (vii) 180,444 shares held by Sanderling Ventures Management ("SVM") and 5,032 shares issuable to SVM on exercise of warrants. Shares held by Dr. McNeil include all of the shares held by the entities affiliated with Sanderling Ventures (the "Sanderling Shares"), plus 100,348 shares held directly by Dr. McNeil and 60,000 shares subject to stock options exercisable by May 30, 1998. Dr. McNeil is a general partner or principal of each of the entities affiliated with Sanderling Ventures, has voting and investment power with respect to the Sanderling Shares and may be deemed beneficial owner of the Sanderling Shares. Dr. McNeil disclaims beneficial ownership of the Sanderling Shares except to the extent of his partnership interest in each entity affiliated with Sanderling Ventures.

(3) Consists of the following shares: (i) 2,378,192 shares held by Novartis Produkte AG, a subsidiary of Novartis AG; (ii) 80,297 shares held by Sanderling Ventures Limited, L.P., over which Novartis AG has shared voting and investment power; and (iii) 85,413 shares held by Sanderling III Limited, L.P., over which Novartis AG has shared voting and investment power.

(4) Shares held by entities affiliated with Domain Associates consist of the following shares: (i) 2,451 shares held by Domain Associates ("Domain");
       (ii) 846,154 shares held by Domain Partners III, L.P. ("Domain III") and 338,462 shares issuable to Domain III on exercise of warrants; (iii) 29,615 shares held by DP III Associates, L.P. ("DP III") and 11,846 shares issuable to DP III on exercise of warrants; and (iv) 18,923 shares issuable to Domain Partners II, L.P. ("Domain II") on exercise of warrants. Shares held by Dr. Blair include all of the shares held by the entities affiliated with Domain Associates (the "Domain Shares"), plus 17,267 shares held directly by Dr. Blair and 20,000 shares subject to stock options exercisable by May 30, 1998. Dr. Blair is a general partner of Domain, and is a general partner in the general partner of each of Domain II, Domain III and DP III. Dr. Blair has voting and investment power with respect to, and may be deemed beneficial owner of, the Domain Shares. Dr. Blair disclaims beneficial ownership of the Domain Shares, and any proceeds thereof, that exceed his pecuniary interest therein and/or that are not actually distributed to him.

(5) Includes 53,333 shares subject to stock options exercisable by May 30, 1998.

(6) Includes 28,000 shares subject to stock options exercisable by May 30, 1998, 16,800 shares held by members of Dr. Gee's immediate family and 118,639 shares held in the Kelvin & Kay Gee Living Trust.

(7) Includes 49,061 shares subject to stock options exercisable by May 30, 1998.

(8) Includes 20,000 shares held by Dr. Lan as Custodian for a family member and 186,422 shares subject to stock options exercisable by May 30, 1998.

(9) Includes the following shares: (i) 53,333 shares subject to stock options exercisable by May 30, 1998; (ii) 400 shares held in trust for the benefit of Mr. Mendelson's children, for which Mr. Mendelson's spouse is trustee; (iii) 6,385 shares held by CGCH&T Profit Sharing Trust FBO Mr. Mendelson (the "Mendelson Trust"); (vi) 1,788 shares held by Cooley Godward LLP, of which Mr. Mendelson is a partner; and (v) 2,154 shares issuable pursuant to warrants held in the Mendelson Trust. Mr. Mendelson disclaims beneficial ownership of shares held in trust for the benefit of his children. Mr. Mendelson also disclaims beneficial ownership of shares held by Cooley Godward LLP, except to the extent of his pecuniary interest therein.

(10) Includes 162,500 shares subject to stock options exercisable by May 30, 1998.


                                         12.

(11) Consists of 56,000 shares subject to stock options exercisable by May 30, 1998.

(12) Consists of the following shares: (i) 20,500 shares held in The Sears Living Trust dated March 11, 1991 (the "Sears Trust"); (ii) 62,583 shares subject to stock options exercisable by May 30, 1998; and (iii) 4,000 shares issuable pursuant to warrants held in the Sears Trust.

(13) Includes 138,132 shares subject to stock options exercisable by May 30, 1998.

(14) Includes the following shares: (i) 3,332,948 shares held by entities affiliated with two directors; (ii) 869,364 shares subject to stock options exercisable by May 30, 1998; and (iii) 498,462 shares issuable pursuant to warrants held by directors or entities affiliated with such directors. See Notes (2) and (4) through (13) above.


                  COMPLIANCE WITH SECTION 16(A) OF THE EXCHANGE ACT



     Section 16(a) ("Section 16(a)") of the Exchange Act requires the Company's directors and executive officers, and persons who own more that 10 percent of a registered class of the Company's equity securities, to file with the SEC initial reports of ownership and reports of changes in ownership of Common Stock and other equity securities of the Company. Officers, directors and greater than 10 percent stockholders are required by SEC regulation to furnish the Company with copies of all Section 16(a) forms they file.

     To the Company's knowledge, based solely on a review of the copies of such reports furnished to the Company and written representations that no other reports were required, during the fiscal year ended December 31, 1997, all
Section 16(a) filing requirements applicable to its officers, directors and greater than 10 percent beneficial owners were complied with.


                                EXECUTIVE COMPENSATION

COMPENSATION OF DIRECTORS

     Each non-employee director of the Company receives a fee of $2,500 for each meeting of the Board attended by such director in person and $500 for each telephonic meeting of the Board. In addition, each non-employee director of the Company receives a fee of $500 for each committee meeting attended by such director unless the committee meeting is held in conjunction with a regular or telephonic meeting of the full Board, in which case no additional fee is paid. The Chairman of the Board receives an additional $500 per month. All non-employee directors are reimbursed for expenses incurred in connection with attendance at meetings of the Board of Directors and committees thereof in accordance with Company policy.

     In addition, each non-employee director of the Company receives stock options under the 1992 Non-Employee Directors' Stock Option Plan, as amended (the "Directors' Plan"). Option grants under the Directors' Plan are automatic and non-discretionary. Each non-employee director receives an option to purchase 20,000 shares when he or she is first elected to the Board, which option (i) is granted with an exercise price equal to 100 percent of the fair market value of the stock on the date of grant, (ii) vests in five equal installments over a period of five years, and (iii) expires ten years from the date of grant or three months after termination of an optionee's services as non-employee director of the Company (12 months in the event of death of the director). Non-employee directors also receive annual grants of options to purchase 8,000 shares (12,000 shares in the case of the Chairman of the Board). Annual grants have an exercise price equal to 100 percent of the fair market value of the stock on the date of grant, vest in full one year from the date of grant, and expire ten years from the date of grant or three months after termination of an optionee's services as non-employee director of the Company (12 months in the event of death of the director). Vesting of options is suspended in any year that the non-employee director fails to attend at least 75 percent of the Board meetings and the meetings of Board committees of which he is a member.


                                         13.

     The Directors' Plan provides that, in the event of a merger or consolidation in which the Company is not the surviving corporation, a reverse merger in which the Company's common stock is converted into other property or any other capital reorganization involving a change in control of the Company, then the time during which such options may be exercised will be accelerated and the options terminated if not exercised prior to such event.

     Mr. Sears and the Company entered into an agreement, effective as of October 1996, pursuant to which Mr. Sears is paid $3,300 per eight-hour day for additional services performed as Chairman, payable one-third in cash and two-thirds in common stock of the Company. Mr. Sears did not receive any compensation under this agreement in the fiscal year ended December 31, 1997.

     Directors who are employees of the Company do not receive separate compensation for their services as directors.

COMPENSATION OF EXECUTIVE OFFICERS

     In addition to cash compensation, the Company's executive officers are eligible to receive stock options and other stock awards under the 1996 Equity Incentive Plan (the "Equity Plan") and to receive stock options under the 1990 Stock Option Plan (the "1990 Plan").

     The Equity Plan provides for grants of incentive stock options ("ISOs"), nonstatutory stock options ("NSOs"), stock appreciation rights, rights to purchase restricted stock and stock bonuses to employees (including officers), directors and consultants, although ISOs may be granted only to employees (including officers). The Equity Plan provides that, in the event of dissolution or liquidation of the Company or specified types of mergers or other corporate reorganizations, any surviving corporation is required to either assume awards outstanding under the Equity Plan or substitute similar awards; otherwise, outstanding awards will continue in full force and effect. If any surviving corporation declines to assume, substitute or continue awards outstanding under the Equity Plan, then the time during which such awards may be exercised will be accelerated and the awards terminated if not exercised during such time.

     The 1990 Plan provides for grants of ISOs and NSOs to employees (including officers), directors and consultants, although ISOs may be granted only to employees (including officers). The 1990 Plan provides that, in the event of dissolution, liquidation or sale of substantially all of the assets of the Company, a merger or consolidation in which the Company is not the surviving corporation or a reverse merger in which the Company is the surviving corporation but the shares of the Common Stock outstanding immediately preceding the merger are converted by virtue of the merger into other property, whether in the form of securities, cash or otherwise, then to the extent permitted by applicable law: (i) any surviving corporation shall assume any options outstanding under the 1990 Plan or shall substitute similar options for those outstanding under the 1990 Plan, or (ii) such options shall continue in full force and effect. If any surviving corporation refuses to assume or continue such options, or to substitute similar options for those outstanding under the 1990 Plan, then the time during which such options may be exercised will be accelerated and the options terminated if not exercised prior to such event.


                                         14.

     The following table shows for the fiscal years ended December 31, 1997, 1996 and 1995, certain compensation awarded or paid to or earned by the Company's Chief Executive Officer and its other four most highly compensated executive officers at December 31, 1997 (the "Named Executives Officers"):


                              SUMMARY COMPENSATION TABLE

                                                                           LONG-TERM
                                                 ANNUAL COMPENSATION      COMPENSATION
                                                 -------------------        AWARDS/
      NAME AND PRINCIPAL                                                   SECURITIES         ALL OTHER
          POSITION                               SALARY        BONUS       UNDERLYING       COMPENSATION
                                       YEAR       ($)           ($)        OPTIONS (#)           ($)
----------------------------------   --------  -----------  -----------  ---------------  ----------------
F. Richard Nichol, Ph.D.(1)            1997     251,654       100,000        570,000           3,200(2)
  President and Chief
  Executive Officer

Eckard Weber, M.D.(3)                  1997     212,406        50,000        -------
  Senior Vice President,               1996     202,083        35,000         40,000
  Research and Drug                    1995     121,917(4)     ------        154,000
  Discovery

Peter E. Jansen(5)                     1997     179,010        20,000         20,000          35,300(6)
  Vice President and Chief             1996      72,917        28,229        115,000          28,193(7)
  Financial Officer

Nancy C. Lan, Ph.D.                    1997     159,069        35,000         20,500           3,181(8)
  Vice President, Scientific           1996     145,294        37,210         95,000           1,453(9)
  Affairs and Intellectual             1995     138,375        ------         25,000
  Property

Joann L. Data, M.D., Ph.D.(10)         1997     203,820        50,000         50,000        105,116(11)
  Executive Vice President,            1996      66,667        56,667        120,000         60,410(12)
  Product Development and
  Regulatory Affairs

------------------------------

(1)    Dr. Nichol joined the Company on January 29, 1997.
(2)    Consists of 401(k) employer matching contributions.
(3) Dr. Weber separated his employment from the Company in January 1998 to become President and Chief Executive Officer of Cytovia, Inc.
(4) Includes consulting payments to Dr. Weber prior to his becoming an executive officer of the Company.
(5)    Mr. Jansen joined the Company on August 1, 1996.
(6) Consists of $2,691 in 401(k) employer matching funds, cancellation of indebtedness and related interest of $17,254, and tax gross up of $15,355.
(7)    Consists of relocation expenses of $10,208 and tax gross ups.
(8)    Consists of 401(k) employer matching contributions.
(9)    Consists of 401(k) employer matching contributions.
(10)   Dr. Data joined the Company on September 1, 1996.
(11) Consists of $2,034 in 401(k) employer matching funds, cancellation of indebtedness and related interest of $27,126, relocation expenses of $27,415, and tax gross up of $48,541.
(12)   Consists of relocation expenses of $13,127 and tax gross ups.


                                         15.

                          STOCK OPTION GRANTS AND EXERCISES

     The following tables show for the fiscal year ended December 31, 1997, certain information regarding options granted to, exercised by and held at year end by the Named Executive Officers:

                                             OPTION GRANTS IN LAST FISCAL YEAR

                                                      INDIVIDUAL GRANTS
                                 ------------------------------------------------------------
                                                                                                     POTENTIAL REALIZABLE
                                                                                                     VALUE AT ASSUMED
                                                                                                     ANNUAL RATES OF STOCK
                                 NUMBER OF        % OF TOTAL                                         PRICE APPRECIATION FOR
                                 SECURITIES       OPTIONS/SARS     EXERCISE                          OPTION TERM(3)
                                 UNDERLYING       GRANTED TO       OR BASE
                                 OPTIONS/SARS     EMPLOYEES IN     PRICE          EXPIRATION
                                 GRANTED(#)(1)    FISCAL YEAR(2)   ($/SH)         DATE
                                 -------------    --------------    --------       ----------

NAME                                                                                                 5% ($)           10% ($)
----------------------------                                                                         ------------     ------------
F. Richard Nichol, Ph.D.          59,373           3.59            6.500          02/02/07             194,350          538,065
                                 390,627          23.65            6.500          02/02/07           1,278,666        3,540,040
                                 120,000           7.26            3.500          12/15/07             264,136          669,372
Eckard Weber, M.D.                    --             --               --                --                  --               --
Peter E. Jansen                   20,000           1.21            3.500          12/15/07              44,023          111,562
Nancy C. Lan, Ph.D.                  500           0.03            3.125          06/29/07                 983            2,490
                                  20,000           1.21            3.500          12/15/07              44,023          111,562
Joann L. Data, M.D., Ph.D.        50,000           3.03            3.500          12/15/07             110,057          278,905

--------------------------
(1) Unless otherwise indicated, options generally vest at the rate of 25 percent on the first anniversary date of grant and 1/48th per month thereafter over the next 36 months so that the grant is fully vested four years from the date of grant. The options continue in full force and effect upon a change in control, as defined in the Company's option plans, unless the acquiring company refuses to continue or assume said options or to substitute similar options, in which event the vesting of such options is accelerated. In addition, if the Named Executive Officer is terminated in connection with a change in control of the Company, the vesting of such options is accelerated as of the date of termination.
      See "Employment and Severance Agreements" below.

(2)   Based on options covering 1,652,045 shares granted in 1997.

(3) The potential realizable value is calculated based on the term of the option at its time of grant (10 years). It is calculated by assuming that the stock price on the date of grant appreciates at the indicated annual rate, compounded annually for the entire term of the option, and that the option is exercised and sold on the last day of its term for the appreciated stock price. No gain to the optionee is possible unless the stock price increases over the option term.



                                         16.

     The following table shows for the fiscal year ended December 31, 1997, certain information regarding options exercised by and held at year end by the Named Executive Officers:

                            AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR AND FY-END OPTION VALUES


                                                                   NUMBER OF SECURITIES
                                                                       UNDERLYING              VALUE OF UNEXERCISED
                                                                   UNEXERCISED OPTIONS             IN-THE-MONEY
                                                                      AT FY-END (#)             OPTIONS AT FY-END
                               SHARES ACQUIRED       VALUE            EXERCISABLE/              ($) EXERCISABLE/
          NAME                 ON EXERCISE (#)    REALIZED ($)       UNEXERCISABLE                UNEXERCISABLE
---------------------------  ------------------  --------------  --------------------------  -------------------------
F. Richard Nichol, Ph.D.              --               --              0/570,000                       0/0
Eckard Weber, M.D.                    --               --           118,340/109,876                51,568/2,500
Peter E. Jansen                       --               --            34,999/100,001                    0/0
Nancy C. Lan, Ph.D.                   --               --            181,162/42,938                331,219/137
Joann L. Data, M.D., Ph.D.            --               --            35,625/134,375                    0/0

---------------------------

EMPLOYMENT AND SEVERANCE AGREEMENTS

     In January 1997, the Company entered into a severance agreement with Dr. Nichol which provides that, if Dr. Nichol's employment is terminated without cause, the Company will continue payment of Dr. Nichol's base salary for a period of six months. In November 1997, the Board approved a severance agreement for Dr. Data which provides the following benefits if Dr. Data's employment is terminated without cause: (i) the Company will continue payment of Dr. Data's base salary for a period of six months; (ii) the Company will pay Dr. Data her pro-rated target bonus through her termination date; (iii) options to acquire Company common stock held by Dr. Data will continue to vest during the salary continuation period, with 50% of any unvested options accelerating at the end of the salary continuation period and vested options remaining exercisable for three years beyond Dr. Data's termination date; and (iv) any remaining principal balance and interest due on Dr. Data's housing loan will be forgiven.

     In December 1997, the Board of Directors approved a severance arrangement available to the executive officers of the Company (including the President and Chief Executive Officer, the Vice Presidents and the General Counsel) upon termination of employment in connection with a change in control of the Company. A termination is deemed to have occurred in connection with a change in control if the executive is terminated without cause during the period beginning three months prior to and ending 15 months after one of the following events: (a) dissolution, liquidation or sale of substantially all of the assets of the Company; (b) a reorganization, merger or consolidation of the Company in which the Company is not the surviving entity; (c) a reorganization, merger or consolidation of the Company in which the Company is the surviving entity but a person or group of persons other than the existing stockholders control the Company following the event; or (d) at such time that a person or group of persons acquires a controlling interest in the Company through a tender or exchange offer. Under the arrangement, eligible officers receive the following benefits: (i) base salary and target bonus continuation for 12 months (24 months for the President and Chief Executive Officer); (ii) acceleration of options not vested as of the termination date, which vested options shall remain exercisable for two years after the end of the salary continuation period; and
(iii) continued payment by the Company of its share of the executive's health insurance premiums under COBRA for up to 18 months, so long as the executive continues to pay his or her share of the premiums.

     In March 1998, the Board of Directors approved a severance arrangement available to the executive officers of the Company (including the President and Chief Executive Officer, the Vice Presidents and the General Counsel) upon termination of employment without cause (other than in connection with a change in control of the Company that entitles the executives to benefits under the preceding arrangement). Under this arrangement, eligible


                                         17.

officers receive the following benefits: (i) base salary continuation for six months (12 months for the President and Chief Executive Officer); (ii) payment of target bonus through the date of termination; and (iii) continued payment by the Company of its share of the executive's health insurance premiums under COBRA for the salary continuation period so long as the executive continues to pay his or her share of the premiums. An executive becomes eligible for benefits under this arrangement only after completing six months of service to the Company; in addition, for the period from six months after the executive joins the Company until the executive has been with the Company for one year, the salary continuation period is reduced by 50%.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

     The Compensation Committee of the Board of Directors currently is composed of Drs. Blair, McNeil and Rink and Mr. Sears. Dr. McNeil served as the Company's Chief Executive Officer from February 1989 to October 1991. There are no compensation committee interlocks between any executive officer of the Company and any entity whose directors or executive officers serve on the Company's Board or Compensation Committee.

     In January 1998, the Company announced the formation of Cytovia, Inc. ("Cytovia"), as a separate, stand-alone venture to develop and commercialize drug discovery and screening technology in the field of apoptosis or programmed cell death. Dr. Weber left employment with the Company to join Cytovia as its President and Chief Executive Officer; however, Dr. Weber remains on the Board of the Company and will continue to consult on and oversee the Company's research program with Warner-Lambert Company under the terms of a Consulting Agreement entered into by Dr. Weber and the Company effective January 1, 1998.

     On March 25, 1998, the Company entered into an Assignment Agreement with Cytovia pursuant to which the Company assigned certain technology to Cytovia in exchange for (i) a share of revenues realized by Cytovia on commercialization of a segment of that technology and (ii) a license back to the Company of certain rights to the technology to develop products for central nervous system disorders. In addition, pursuant to an Option, Services and Release Agreement entered into on that same date, Cytovia granted to Cocensys, among other things, a right of first refusal to enter into a license agreement with Cytovia to develop and commercialize any Cytovia technology for central nervous system disorders.

     On March 27, 1998, the Company and Dr. Weber entered into separate Founder's Stock Purchase Agreements with Cytovia, pursuant to which the Company and Dr. Weber acquired, respectively, approximately 55% and 45% of the initial common stock of Cytovia. On that date, Cytovia completed the sale of preferred stock to a number of equity investors, including without limitation the following investors: Dr. Weber; Dr. Nichol; The Sears Living Trust dated March 11, 1991, for which Mr. Sears is a Trustee; Domain Partners III, L.P. and DP III Associates, L.P., for each of which Dr. Blair is a general partner in the general partner; and Sanderling Venture Partners IV, L.P., Sanderling IV Limited, L.P., Sanderling IV Biomedical, L.P., Sanderling [Feri Trust] Venture Partners IV, G.P., and Sanderling IV Venture Management, for each of which Dr. McNeil is a general partner or a principal. In connection with the foregoing, the Company and Dr. Weber (as founding stockholders) and the preferred stock equity investors (including all those listed above) entered into an Investor Rights Agreement and a Voting Agreement; under the Voting Agreement, Drs. Weber, Nichol and Blair, among others, have been named to the Board of Directors of Cytovia.


                         REPORT OF THE COMPENSATION COMMITTEE
                             ON EXECUTIVE COMPENSATION(1)

     The Compensation Committee (the "Committee") of the Company's Board of Directors sets the Company's compensation policies and evaluates the performance and determines the compensation of executive officers. During the year ended December 31, 1997, the Committee was comprised of Drs. Blair (Chairman), McNeil and Rink and Mr. Sears. The Committee attempts to design compensation policies that will attract and retain the highest quality executives, reward them for the Company's progress and motivate them to enhance long-term stockholder value.
The key components of the Company's executive officer compensation program are base salary, bonuses and stock options grants.


                                         18.

     EXECUTIVE OFFICER COMPENSATION. In evaluating the Company's executive officers and making compensation decisions, the Committee makes a subjective assessment of a variety of factors, both corporate and individual. These factors include, in order of importance, the following: the progress of the Company toward its identified objectives; the individual contributions to the Company by each officer, determined by the extent to which each officer achieves certain impact goals established by the Committee ("Impact Goals"); and the compensation paid by selected biotechnology companies to individuals in comparable positions. The companies examined may, but need not, include those comprising the H&Q Biotechnology Index. The weight of these factors in the case of a particular individual's compensation may vary. When using comparative data, the Committee attempts to set compensation levels in the mid-range of management compensation at the companies examined. In awarding stock options, the Committee considers the number and value of an executive officer's outstanding stock options.

     As the Company has developed, the measures of its progress have changed, and the Committee expects them to continue to change. Currently, significant measures of progress for the Company are the advancing of the Company's lead products through development and clinical testing, the recruiting of a high quality management team, the planning and entering into of appropriate collaborative arrangements with larger pharmaceutical and biotechnology companies to research, develop and commercialize the Company's technology, and the securing of sufficient capital to enable the Company to complete development and achieve significant revenues. The Impact Goals include these factors.

     CHIEF EXECUTIVE OFFICER COMPENSATION. F. Richard Nichol, Ph.D., was hired as the Company's President and Chief Executive Officer in January 1997. His base salary for 1997 of $270,000 was established pursuant to negotiations between Dr. Nichol and the Company prior to his hiring. In addition, the Committee awarded Dr. Nichol an initial stock option grant to acquire 450,000 shares of Company common stock at the fair market value of such stock on the date of Dr. Nichol's acceptance (January 24, 1997), which stock option vests over four years. The Committee also established a 1997 target bonus for Dr. Nichol of 35% of his base salary, which would be awarded based on Dr. Nichol and the Company achieving certain goals for 1997. Those goals consisted of (i) achieving certain research and development milestones for the Company's compounds, (ii) achieving certain levels of financial support and performance from research and drug discovery and sales and marketing, and (iii) achieving certain levels of overall financial performance for the Company.

     In December 1997, the Committee awarded Dr. Nichol a bonus of $100,000 based on the Company's achievements in 1997, including completion of Phase I and Phase II clinical trials for certain of the Company's compounds, entering into a collaboration agreement with the Wyeth-Ayerst Laboratories Division of American Home Products Corporation for the Company's lead anxiolytic compound, entering into an agreement with Warner-Lambert Company to amend and extend the companies' 1995 collaboration agreement, and consummating sale of the Company's sales and
marketing division to Watson Laboratories, Inc.   The Committee also awarded Dr.
Nichol an option to acquire 120,000 shares of Company common stock at the fair market value of such stock on the date of grant, vesting over four years, and the Committee increased Dr. Nichol's base salary for 1998 to $285,000 per year.


                                         19.

     LIMITS ON DEDUCTIBILITY OF COMPENSATION. Section 162(m) of the Internal Revenue Code of 1986, as amended (the "Code") limits the Company to a deduction for federal income tax purposes of no more than $1 million of compensation paid to certain Named Executive Officers in a taxable year. Compensation above $1 million may be deducted if it is "performance-based compensation" within the meaning of the Code. Compensation received by Named Executive Officers on exercise of stock options granted under the 1996 Equity Incentive Plan and under the 1990 Stock Option Plan, as amended, in each case with exercise prices at least equal to the fair market value of the Common Stock on the date of grant, is considered performance-based compensation deductible by the Company under the Code.

                                   COMPENSATION COMMITTEE

                                   James C. Blair, Ph.D.
                                   Robert G. McNeil, Ph.D.
                                   Timothy J. Rink, M.D., Sc.D.
                                   Lowell E. Sears

(1) This section is not "soliciting material," is not deemed "filed" with the SEC and is not to be incorporated by reference in any filing of the Company under the Securities Act of 1933, as amended (the "Securities Act") or the Exchange Act whether made before or after the date hereof and irrespective of any general incorporation language in any such filing.


                        PERFORMANCE MEASUREMENT COMPARISON(1)

     The following chart shows the value of an investment of $100 on January 29, 1993 (the date of the Company's initial public offering) in the Nasdaq Stock Market-U.S. Index, the H&Q Biotechnology Index and the Company's Common Stock:

               COMPARISON OF TOTAL CUMULATIVE RETURN ON INVESTMENT

COMPANY/INDEX                          1/29/93       12/31/93       12/31/94       12/31/95       12/31/96       12/31/97
-------------                          -------       --------       --------       --------       --------       --------
CoCensys, Inc.                         100.00          44.44          33.33          88.89          63.89          38.19
Nasdaq Stock Market - U.S.             100.00         111.62         109.11         154.31         189.79         232.90
H&Q Biotechnology Sector               100.00          96.01          91.21         155.14         143.15         144.90

(1) This section is not "soliciting material," is not deemed "filed" with the SEC and is not to be incorporated by reference in any filing of the Company under the Securities Act or the Exchange Act whether made before or after the date hereof and irrespective of any general incorporation language in any such filing.

                                         20.

                                 CERTAIN TRANSACTIONS

LOANS TO OFFICERS

     In January 1997, in connection with her relocation to California, the Company made a secured loan in the principal amount of $100,000 to Dr. Data.
The loan bears interest at the rate of 8.5% per year and is secured by a deed of trust on Dr. Data's residence. The loan is repayable (forgivable) over four years in equal monthly installments. As of March 31, 1998, principal in the amount of $74,279 was outstanding on the loan.

     In May 1997, in connection with his relocation to California, the Company made a secured loan in the principal amount of $100,000 to Mr. Jansen. The loan bears interest at the rate of 8.5% percent per year and is secured by a deed of trust on Mr. Jansen's residence. The loan is repayable (forgivable) over four years in equal monthly installments. As of March 31, 1998, principal in the amount of $81,864 was outstanding on the loan.

INDEMNIFICATION AGREEMENTS

     The Company has entered into indemnity agreements with certain officers and directors which provide, among other things, that the Company will indemnify such officers and directors, under the circumstances and to the extent provided therein, for expenses, damages, judgments, fines and settlements he or she may be required to pay in actions or proceedings which he or she is or may be made a party because he or she is a director, officer or other agent of the Company, and otherwise to the full extent permitted under Delaware law and the Company's Bylaws.

ADDITIONAL TRANSACTIONS

     In fiscal year ended December 31, 1997, the Company paid Dr. Gee $133,000 as Chief Scientific Officer. The payments were made under a consulting agreement with Dr. Gee pursuant to which Dr. Gee must pay back to the Company any royalties received from any university or other institution for rights to technology invented or developed by Dr. Gee as the Company's Chief Scientific Officer (capped at the aggregate amount paid by the Company to Dr. Gee under the consulting agreement).

     The Company entered into a Research Agreement dated January 17, 1996, with the University of California, Irvine ("UCI"), for certain research related to the Company's technologies (the "Research Agreement"). Dr. Gee, among other UCI faculty members and staff, spends approximately 25% of his time conducting research pursuant to that Research Agreement. Under the terms of the Research Agreement, the Company must pay UCI a proportionate share of the salary, benefits, expenses and overhead of UCI faculty members and staff who perform services under that Agreement. In 1997, the Company paid UCI $149,747 under that Research Agreement, a portion of which was paid to UCI for Dr. Gee's efforts.

     See "Compensation Committee Interlocks and Insider Participation" above for additional transactions.


                                         21.

                                    OTHER MATTERS

     The Board of Directors knows of no other matters that will be presented for consideration at the Annual Meeting. If any other matters are properly brought before the meeting, it is the intention of the persons named in the accompanying proxy to vote on such matters in accordance with their best judgment.

                                   By Order of the Board of Directors,



                                   /s/
                                   ROBERT R. HOLMEN
May 1, 1998                        Secretary






                                         22.

                                    COCENSYS, INC.

                          1995 EMPLOYEE STOCK PURCHASE PLAN

                                Adopted March 16, 1995

                        Approved by Stockholders June 14, 1995
                                Amended June 25, 1997
                       Approved by Stockholders ________, 1998


     1.   PURPOSE.

          (a) The purpose of this CoCensys, Inc. 1995 Employee Stock Purchase Plan (the "Plan") is to provide a means by which employees of CoCensys, Inc., a Delaware corporation (the "Company"), and its Affiliates designated as provided in subparagraph 2(b), may be given an opportunity to purchase common stock, par value $.001 per share, of the Company ("Common Stock"). "Affiliate" as used in the Plan means any parent corporation or subsidiary corporation of the Company, as those terms are defined in Sections 424(e) and (f), respectively, of the Internal Revenue Code (the "Code").

          (b) The Company, by means of the Plan, seeks to retain the services of its employees, to secure and retain the services of new employees, and to provide incentives for such persons to exert maximum efforts for the success of the Company.

          (c) The Company intends that the rights to purchase Common Stock of the Company granted under the Plan be considered options issued under an "employee stock purchase plan" as that term is defined in Section 423(b) of the Code.

     2.   ADMINISTRATION.

          (a) The Plan shall be administered by the Board of Directors (the "Board") of the Company unless and until the Board delegates administration to a committee, as provided in subparagraph 2(c). Whether or not the Board has delegated administration, the Board shall have the final power to determine all questions of policy and expediency that may arise in the administration of the Plan.

          (b) The Board shall have the power, subject to, and within the limitations of, the express provisions of the Plan:

               (i) To determine when and how rights to purchase stock of the Company shall be granted and the provisions of each offering of such rights (which need not be identical).

               (ii) To designate from time to time which Affiliates of the Company shall be eligible to participate in the Plan.

               (iii) To construe and interpret the Plan and rights granted under it, and to establish, amend and revoke rules and regulations for its administration. The Board, in the exercise of this power, may correct any defect, omission or inconsistency in the Plan, in a manner and to the extent it shall deem necessary or expedient to make the Plan fully effective.

               (iv)   To amend the Plan as provided in paragraph 13.

               (v) Generally, to exercise such powers and to perform such acts as the Board deems necessary or expedient to promote the best interests of the Company.

          (c) The Board may delegate administration of the Plan to a Committee composed of not fewer than two (2) members of the Board (the "Committee"). If administration is delegated to a Committee, the Committee shall have, in connection with the administration of the Plan, the powers theretofore possessed by the Board, subject, however, to such resolutions, not inconsistent with the provisions of the Plan, as may be adopted from time to time by the Board. The Board may abolish the Committee at any time and revest in the Board the administration of the Plan.

     3.   SHARES SUBJECT TO THE PLAN.

          (a) Subject to the provisions of paragraph 12 relating to adjustments upon changes in stock, the stock that may be sold pursuant to rights granted under the Plan shall not exceed in the aggregate five hundred fifty thousand (550,000) shares of the Company's common stock. If any right granted under the Plan shall for any reason terminate without having been exercised, the stock not purchased under such right shall again become available for the Plan.

          (b) The stock subject to the Plan may be unissued shares or reacquired shares, bought on the market or otherwise.

     4. GRANT OF RIGHTS; OFFERING. The Board or the Committee may from time to time grant or provide for the grant of rights to purchase stock of the Company under the Plan to eligible employees (the "Offering") on a date or dates (the "Offering Date(s)") selected by the Board or the Committee. Each Offering shall be in such form and shall contain such terms and conditions as the Board or the Committee shall deem appropriate. The provisions of separate Offerings need not be identical, but each Offering shall include (through incorporation of the provisions of this Plan by reference in the Offering or otherwise) the substance of the provisions contained in paragraphs 5 through 8, inclusive.

     5.   ELIGIBILITY.

          (a) Rights may be granted only to employees of the Company or, as the Board or the Committee may designate as provided in subparagraph 2(b), to employees of any Affiliate. Except as provided in subparagraph 5(b), an employee of the Company or any Affiliate shall not be eligible to be granted rights under a particular Offering unless, on the relevant Offering Date, such employee has been in the employ of the Company or any Affiliate for a continuous period as Board shall determine for that offering, which period shall not exceed 24 months. In addition, no employee of the Company or any Affiliate shall be eligible to be granted rights under the Plan, unless, on the relevant Offering Date, such employee's customary employment with the Company or such Affiliate is at least 20 hours per week and at least 5 months per calendar year.

          (b) The Board or the Committee may provide that, each person who, during the course of an Offering, first becomes an eligible employee of the Company or designated Affiliate will, on a date or dates specified in the Offering which coincides with the day on which such person becomes an eligible employee or occurs thereafter, receive a right under that Offering, which right shall thereafter be deemed to be a part of that Offering. Such right shall have the same characteristics as any rights originally granted under that Offering, as described herein, except that:

               (i) the date on which such right is granted shall be the "Offering Date" of such right for all purposes, including determination of the exercise price of such right;

               (ii) the Offering Period (as defined below) for such right shall begin on its Offering Date and end coincident with the end of such Offering; and

               (iii) if such person first becomes an eligible employee within three months of the end of the Offering Period (as defined below) for such Offering, he or she will not receive any right under that Offering.

          (c) No employee shall be eligible for the grant of any rights under the Plan if, immediately after any such rights are granted, such employee owns stock possessing 5% or more of the total combined voting power or value of all classes of stock of the Company or of any Affiliate. For purposes of this subparagraph 5(e), the rules of Section 424(d) of the Code shall apply in determining the stock ownership of any employee, and stock which such employee may purchase under all outstanding rights and options shall be treated as stock owned by such employee.

          (d) An eligible employee may be granted rights under the Plan only if such rights, together with any other rights granted under "employee stock purchase plans" of the Company and any Affiliates, as specified by Section 423(b)(8) of the Code, do not permit such employee's rights to purchase stock of the Company or any Affiliate to accrue at a rate which exceeds $25,000 of fair market value of such stock (determined at the time such rights are granted) for each calendar year in which such rights are outstanding at any time.

     6.   RIGHTS; PURCHASE PRICE.

          (a) Rights granted under the Plan shall be exercisable periodically during a twenty-seven (27) month period or such shorter period as may be determined by the Board (an "Offering Period"). In connection with each Offering made under this Plan, the Board or the Committee shall specify a maximum number of shares which any employee may be granted the right to purchase pursuant to such Offering. In addition, in connection with each such Offering, the Board or the Committee shall specify a maximum aggregate number of shares which may be purchased pursuant to such Offering and, in the case of an Offering which contains more than one Purchase Date (as defined in paragraph 8), may specify the maximum aggregate number of shares which may be purchased on any particular Purchase Date. If the aggregate purchase of shares upon exercise of rights granted under the Offering would exceed any such maximum aggregate number, the Board or the Committee shall make a pro rata allocation of the shares available in as nearly a uniform manner as shall be practicable and as it shall deem to be equitable.

          (b) The purchase price of stock acquired pursuant to rights granted under the Plan shall be not less than the lesser of:

               (i) an amount equal to 85% of the fair market value of the stock on the Offering Date; or

               (ii) an amount equal to 85% of the fair market value of the stock on the Purchase Date, as defined in paragraph 8.

     7.   PARTICIPATION; WITHDRAWAL; TERMINATION.

          (a) An eligible employee may become a participant in the Plan by delivering an agreement to the Company within the time specified in the Offering, in such form as the Company provides. Each such agreement shall authorize payroll deductions of up to 10% of such employee's Earnings during each Offering Period. As used in the Plan, "Earnings" shall mean the total compensation paid to an employee, including all salary, wages (including amounts elected to be deferred by the employee, that would otherwise have been paid, under any cash or deferred arrangement established by the Company or an Affiliate), overtime pay, commissions, and other remuneration paid directly to the employee, but excluding bonuses, profit sharing, the cost of employee benefits paid for by the Company or an Affiliate, education or tuition reimbursements, imputed income arising under any group insurance or benefit program, traveling expenses, business and moving expense reimbursements, income received in connection with stock options, contributions made by the Company or an Affiliate under any employee benefit plan, and similar items of compensation. The payroll deductions made for each participant shall be credited to an account for such participant under the Plan and shall be deposited with the general funds of the Company. If and to the extent permitted by the terms of a particular Offering, during the Offering Period a participant may reduce or terminate his or her payroll deductions or increase or begin such payroll deductions after the beginning of any Offering Period. A participant may not make any additional payments into his or her account. A participant who has elected to participate in a given Offering Period shall automatically participate in each subsequent Offering Period on the same terms and conditions, as modified by changes in the terms of such participant's agreement in accordance with the Plan and the Offering, until the time that the participant withdraws from an Offering Period under subparagraph 7(b) or is terminated from further participation in the Plan under subparagraph 7(c).

          (b) If a participant terminates his or her payroll deductions, such participant may withdraw from an Offering by delivering to the Company a notice of withdrawal. Such withdrawal may be elected at any time prior to the end of the Offering Period, except as provided by the Board or the Committee in the Offering. Upon such withdrawal from an Offering by a participant, the Company shall distribute to such participant all of his or her accumulated payroll deductions without interest, and such participant's interest in that Offering shall be automatically terminated. A participant's withdrawal from an Offering will have no effect upon such participant's eligibility to participate in any other Offerings under the Plan; provided that the participant satisfies the requirements of subparagraph 7(a) at the time of the commencement of a future Offering.

          (c) Rights granted pursuant to any Offering under the Plan shall terminate immediately upon cessation of any participant's employment with the Company or an Affiliate, unless the participant dies while in the employ of the Company or an Affiliate, in which case, the person or persons to whom the participant's rights under the Plan pass by will or by the laws of descent and distribution (the "successor") shall succeed to the rights of the participant until the next Purchase Date after the date of death of the participant, except that no further payroll deductions shall be added to the participant's account.

          (d) Rights granted under the Plan shall not be transferable except by will or by the laws of descent and distribution, and shall be exercisable during the lifetime of the person to whom such rights are granted only by such person.

     8.   EXERCISE.

          (a) The purchase dates (during any Offering Period) determined by the Board, and specified in the relevant Offering each shall be defined as a "Purchase Date." On each Purchase Date, each participant's accumulated payroll deductions (without any increase for interest) will be applied to the purchase of whole shares of stock of the Company, up to the maximum number of shares permitted pursuant to subparagraph 6(a), at the purchase price stated in subparagraph 6(b). No fractional shares shall be issued upon the exercise of rights granted under the Plan. Any amount sufficient to buy one or more whole shares of stock of the Company remaining in a participant's account after the purchase of the maximum number of shares the participant is able to purchase with his or her accumulated payroll deductions at the end of any Offering Period shall be distributed to such participant as soon as reasonably possible after the end of such Offering Period, without interest, with any remaining balance in the participant's account which is less than the amount required to purchase a whole share of Company stock being held in the participant's account and used for the purchase of shares of stock of the Company under any subsequent right that he or she might be granted under the Plan.

          (b) No rights granted under the Plan may be exercised to any extent unless the Plan (including rights granted thereunder) is covered by an effective registration statement pursuant to the Securities Act of 1933, as amended (the "Securities Act"). If, on a Purchase Date under any Offering hereunder, the Plan is not so registered, no rights granted under the Plan or any Offering shall be exercised and all payroll deductions accumulated during the Offering Period shall be distributed to the participants, without interest.

     9.   COVENANTS OF THE COMPANY.

          (a) During the terms of the rights granted under the Plan, the Company shall keep available at all times the number of shares of stock required to satisfy such rights.

          (b) The Company shall seek to obtain from each regulatory commission or agency having jurisdiction over the Plan such authority as may be required to issue and sell shares of stock upon exercise of the rights granted under the Plan; provided, however, that this undertaking shall not require the Company to register or qualify under the Securities Act or any state securities law either the Plan, any rights granted under the Plan or any stock issued or issuable pursuant to any such rights. If the Company is unable to obtain from any such regulatory commission or agency the authority which counsel for the Company deems necessary for the lawful issuance and sale of stock under the Plan, the Company shall be relieved from any liability for failure to issue and sell stock upon exercise of such rights unless and until such authority is obtained.

     10. USE OF PROCEEDS FROM STOCK. Proceeds from the sale of stock pursuant to rights granted under the Plan shall constitute general funds of the Company.

     11. RIGHTS AS A STOCKHOLDER. Neither a participant nor his or her successor shall be deemed to be the holder of, or to have any of the rights of a holder with respect to, any shares subject to such rights unless and until certificates representing such shares shall have been issued.

     12.  ADJUSTMENTS UPON CHANGES IN STOCK.

          (a) If any change is made in the stock subject to the Plan, or subject to any rights granted under the Plan (through merger, consolidation, reorganization, recapitalization, stock dividend, dividend in property other than cash, stock split, liquidating dividend, combination of shares, exchange of shares, change in corporate structure or otherwise), the Board shall make appropriate adjustments in the maximum number of shares subject to the Plan and the number of shares and price per share of stock subject to outstanding rights.

          (b) In the event of: (1) a dissolution or liquidation of the Company; (2) a merger or consolidation in which the Company is not the surviving corporation; (3) a reverse merger in which the Company is the surviving corporation but the shares of the Company's common stock outstanding immediately preceding the merger are converted by virtue of the merger into other property, whether in the form of securities, cash or otherwise; or (4) any other capital reorganization in which more than 50% of the shares of the Company entitled to vote are exchanged, then, as determined by the Board in its sole discretion, any surviving corporation shall assume outstanding rights or substitute similar rights for those under the Plan, or such rights shall continue in full force and effect, or such rights shall be exercised immediately prior to such event, unless another corporation assumes such rights or substitute similar rights for those under the Plan or the Board determines in its sole discretion that such rights shall continue in full force and effect.

     13.  AMENDMENT OF THE PLAN.

          (a) The Board at any time, and from time to time, may amend the Plan. However, except as provided in paragraph 12 relating to adjustments upon changes in stock, no amendment shall be effective unless approved by the stockholders of the Company within 12 months before or after the adoption of the amendment, where the amendment will:

               (i) Increase the number of shares reserved for rights under the Plan; or

               (ii) Modify the provisions as to eligibility for participation in the Plan or modify the Plan in any other way to the extent such modification requires stockholder approval in order for the Plan to obtain employee stock purchase plan treatment under Section 423 of the Code or to comply with the requirements of Rule 16b-3 promulgated under the Securities Exchange Act of 1934.

It is expressly contemplated that the Board may amend the Plan in any respect the Board deems necessary or advisable to provide eligible employees with the maximum benefits provided or to be provided under the provisions of the Code and the regulations promulgated thereunder relating to employee stock purchase plans and/or to bring the Plan and/or rights granted under it into compliance therewith.

          (b) Rights and obligations under any rights granted before amendment of the Plan shall not be impaired by any amendment of the Plan, except with the consent of the person to whom such rights were granted or except as necessary to comply with any laws or governmental regulation.

     14.  TERMINATION OR SUSPENSION OF THE PLAN.

          (a) The Board may suspend or terminate the Plan at any time. Unless sooner terminated, the Plan shall terminate on December 31, 2004. No rights may be granted under the Plan while the Plan is suspended or after it is terminated.

          (b) Rights and obligations under any rights granted while the Plan is in effect shall not be altered or impaired by suspension or termination of the Plan, except with the consent of the person to whom such rights were granted.

     15. EFFECTIVE DATE OF PLAN. The Plan shall become effective as determined by the Board, but no rights granted under the Plan shall be exercised unless and until the Plan has been approved by the vote of the stockholders of the Company, and no rights shall be exercised to purchase any shares of Common Stock in an amount greater than the aggregate number of shares approved by the stockholders.

                                    COCENSYS, INC.
                      PROXY SOLICITED BY THE BOARD OF DIRECTORS
                        FOR THE ANNUAL MEETING OF STOCKHOLDERS

                               TO BE HELD JUNE 10, 1998

The undersigned hereby appoints LOWELL E. SEARS and F. RICHARD NICHOL, PH.D., and each of them, as attorneys and proxies of the undersigned, with full power of substitution, to vote all of the shares of stock of CoCensys, Inc. which the undersigned may be entitled to vote at the Annual Meeting of Stockholders of CoCensys, Inc. to be held at The Sutton Place Hotel, 4500 MacArthur Boulevard, Newport Beach, California on Wednesday, June 10, 1998, at 2:00 p.m., local time, and at any and all continuations and adjournments thereof, with all powers that the undersigned would possess if personally present, upon and in respect of the following matters and in accordance with the following instructions, with discretionary authority as to any and all other matters that may properly come before the meeting.

UNLESS A CONTRARY DIRECTION IS INDICATED, THIS PROXY WILL BE VOTED FOR ALL NOMINEES LISTED IN PROPOSAL 1 AND FOR PROPOSALS 2 AND 3 AS MORE SPECIFICALLY DESCRIBED IN THE PROXY STATEMENT. IF SPECIFIC INSTRUCTIONS ARE INDICATED, THIS PROXY WILL BE VOTED IN ACCORDANCE THEREWITH. THE BOARD OF DIRECTORS OF THE COMPANY RECOMMENDS A VOTE IN FAVOR OF ALL OF THE NOMINEES LISTED IN PROPOSAL 1 AND FOR APPROVAL OF PROPOSALS 2 AND 3.

                              (CONTINUED ON OTHER SIDE)

--------------------------------------------------------------------------------

/X/ Please mark your vote as in this example.

PROPOSAL 1:    To elect three directors to hold office until the 2001 Annual
               Meeting of Stockholders.

               / / FOR all nominees   / / WITHHOLD          Nominees:
               listed at right        AUTHORITY to vote     Kelvin W. Gee, Ph.D.
               (except as marked to   for all nominees      Robert L. Roe, M.D.
               the contrary below).   listed at right.      Lowell E. Sears

               To withhold authority to vote for any nominee(s), write such nominee(s)' name(s) below:

               ------------------------------------------------------------

PROPOSAL 2:    To approve an increase of 200,000 shares in the number of shares available for issuance under the Company's 1995 Employee Stock
               Purchase Plan.

               / / FOR                / / AGAINST           / / ABSTAIN

PROPOSAL 3:    To ratify selection of Ernst & Young LLP as independent auditors of the Company for its fiscal year ending December 31, 1998.

               / / FOR                / / AGAINST           / / ABSTAIN

PLEASE VOTE, DATE AND PROMPTLY RETURN THIS PROXY IN THE ENCLOSED RETURN ENVELOPE, WHICH IS POSTAGE PREPAID IF MAILED IN THE UNITED STATES. THANK YOU.

Signature(s):                                             Date:
                -----------------------------------------        ---------------

Note: Please sign exactly as your name appears hereon. If the stock is registered in the names of two or more persons, each should sign. Executors, administrators, trustees, guardians and attorneys-in-fact should add their titles. If signer is a corporation, please give full corporate name and have a duly authorized officer sign, stating title. If signer is a partnership, please sign in partnership name by authorized person.